                                                                    EXHIBIT 20.2

                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                         For the 2001 Determination Date
                           For the 52nd Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate isdelivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2. First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.  The undersigned is a Servicing Officer.

4. The date of this Certificate is December 12, 2001, which is a Determination Date under the Pooling and Servicing Agreement

5.  The aggregate amount of Collections processed during
    the preceding Monthly Period [equal to 5(a) plus 5
    (b)] was                                                     $100,861,237.93

      (a)  The aggregate amount of Collections of
           Finance Charge Receivables collected during the
           preceding Monthly Period (the Collections of
           Finance Charge Receivables) was                       $ 11,289,267.88

      (b)  The aggregate amount of Collections of
           Principal Receivables collected during the
           preceding Monthly Period (the Collections of
           Principal Receivables) was                            $ 89,571,970.05

6.  The aggregate amount of Receivables as of the end of
    the last day of the preceding Monthly Period was             $801,725,426.10

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

    None.

9.  The amount, if any, by which the sum of the balance
    of the Excess Funding Account and the Aggregate Principal
    Receivables exceeds the Minimum Aggregate Principal
    Receivables required to be maintained pursuant to the
    Pooling and Servicing Agreement, is equal to                 $ 87,089,703.79

10. The amount, if any, of the withdrawal of the Specified
    Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling
    and Servicing Agreement on the related Transfer Date is      $          0.00

     Monthly Servicer's Certificate
     Page 2 (all amounts in dollars except percentages)

     11. Monthly Period Trust Activity
     (a) Trust Activity                                                     Total Trust
         ====================================================       =====================
         Beginning Aggregate Principal Receivables                         787,934,543.66
         Beginning Excess Funding Account Balance                                    0.00
         Beginning Total Principal Balance                                 787,934,543.66
         Collections of Finance Charge Receivables                          11,289,267.88
         Discount Percentage                                                         0.00
         Discount Option Receivables Collections                                     0.00
         Net Recoveries                                                              0.00
         Total Collections of Finance Charge Receivables                    11,289,267.88
         Total Collections of Principal Receivables                         89,571,970.05
         Net Default Amount                                                  2,580,470.21
         Minimum Aggregate Principal Receivables Balance                   700,000,000.00
         Ending Aggregate Principal Receivables                            787,089,703.79
         Ending Excess Funding Account Balance                                       0.00
         Ending Total Principal Balance                                    787,089,703.79

     (b) Series Allocations (as of 11/30/01)                                Series 1997-1         Series 1998-1       All Series
         ====================================================       ==============================================================
         Group Number                                                             1                   2
         Investor Interest                                                 298,313,250.00        400,000,000.00     698,313,250.00
         Adjusted Investor Interest                                        272,363,250.00        400,000,000.00     672,363,250.00
         Principal Funding Account Balance                                  25,950,000.00                  0.00      25,950,000.00
         Minimum Transferor Interest                                                                                 55,096,279.27

    (c)  Group I Allocations                                                Series 1997-1        Total Group I
         ====================================================       ===========================================
         Investor Finance Charge Collections                                 4,316,692.72          4,316,692.72

         Investor Monthly Interest                                           1,483,497.62          1,483,497.62
         Investor Monthly Fees (Servicing Fee)                                 340,454.06            340,454.06
         Investor Default Amounts                                              982,494.16            982,494.16
         Investor Additional Amounts                                                 0.00                  0.00
         Total                                                               2,806,445.84          2,806,445.84

         Reallocated Investor Finance Charge Collections                     4,316,692.72          4,316,692.72
         Available Excess                                                    1,510,246.88          1,510,246.88

     12. Series 1997-1 Certificates

                                                                            Series 1997-1             All Other      Transferor's
     (a) Investor/Transferor Allocations                Trust                  Interest                Series         Interest
         =========================================================================================================================
         Beginning Investor/Transferor Amounts      787,934,543.66         272,363,250.00        400,000,000.00     115,571,293.66
         Beginning Adjusted Investor Interest       787,934,543.66         272,363,250.00        400,000,000.00
         Floating Investor Percentage                   100.000000%             38.074230%            50.765640%
         Fixed Investor Percentage                      100.000000%             38.074230%            50.765640%
         Collections of Finance Chg. Receivables     11,289,267.88           4,316,692.72          5,715,992.54
         Collections of Principal Receivables        89,571,970.05          34,103,837.89         45,471,783.85
         Net Default Amount                           2,580,470.21             982,494.16          1,309,992.22

         Ending Investor/Transferor Amounts         787,089,703.79         244,616,861.25        400,000,000.00     142,472,842.54

     Monthly Servicer's Certificate
     Page 3 (all amounts in dollars except percentages)

                                                                                                      Collateral
     (b)Monthly Period Funding Requirements                       Class A              Class B         Interest          Total
        --------------------------------------------------------------------------------------------------------------------------
        --------------------------------------------------------------------------------------------------------------------------
        Principal Funding Account                              25,950,000.00             0.00             0.00       25,950,000.00
        Principal Funding Investment Proceeds                      27,373.64             0.00             0.00           27,373.64
        Withdrawal from Reserve Account                                 0.00             0.00             0.00                0.00
        Available Reserve Account Amount                        1,297,500.00             0.00             0.00        1,297,500.00
        Required Reserve Account Amount                         1,297,500.00             0.00             0.00        1,297,500.00

        Coupon                                                       6.15000%         6.35000%         2.68000%            7.27749%
        Floating Investor Percentage                                32.93421%         2.66520%         2.47482%           38.07423%
        Fixed Investor Percentage                                   32.93421%         2.66520%         2.47482%           38.07423%
        Investor Monthly Interest                               1,329,937.50       111,125.00        42,435.12        1,483,497.62
        Overdue Monthly Interest                                        0.00             0.00             0.00                0.00
        Additional Interest                                             0.00             0.00             0.00                0.00
         Total Interest Due                                     1,329,937.50        111,125.0         42,435.12       1,483,497.62
        Investor Default Amounts                                  849,857.48        68,774.69         63,861.99         982,494.16
        Investor Monthly Fees                                     291,937.50        26,250.00         22,266.56         340,454.06
        Investor Additional Amounts                                     0.00             0.00              0.00               0.00
         Total Due                                              2,471,732.48       206,149.69        128,563.67       2,806,445.84

                                                                                                      Collateral
     (c)Certificates - Balances and Distributions                 Class A              Class B         Interest          Total
        --------------------------------------------------------------------------------------------------------------------------
        --------------------------------------------------------------------------------------------------------------------------
        Beginning Investor Interest                           233,550,000.00    21,000,000.00     17,813,250.00     272,363,250.00
        Monthly Principal - Prin. Funding Account              25,950,000.00             0.00              0.00      25,950,000.00
        Principal Payments                                              0.00             0.00      1,796,388.75       1,796,388.75
        Interest Payments                                       1,329,937.50       111,125.00         42,435.12       1,483,497.62
        Total Payments                                         27,279,937.50       111,125.00      1,838,823.87      29,229,886.37
        Ending Investor Interest                              207,600,000.00    21,000,000.00     16,016,861.25     244,616,861.25

     (d)Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1. Total Payment                                                                                                  5.125000
        2. Amount of Payment in respect of Class Monthly Interest                                                         5.125000
        3. Amount of Payment in respect of Class A Overdue Monthly Interest                                               0.000000
        4. Amount of Payment in respect of Class A Additional Interest                                                    0.000000
        5. Amount of Payment in respect of Class A Principal                                                              0.000000

     (e)Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1. Total Amount of Class A Investor Charge-Offs                                                                       0.00
        2. Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                            0.00
        3. Total amount reimbursed in respect of Class A Investor Charge-Offs                                                 0.00
        4. Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original principal amount                  0.00
        5. The amount, if any, by which the outstanding Principal Balance of the Class A
           Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
           transactions on such Distribution Date                                                                             0.00

     (f)Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1. Total Payment                                                                                                  5.291667
        2. Amount of Payment in respect of Class B Monthly Interest                                                       5.291667
        3. Amount of Payment in respect of Class B Overdue Monthly Interest                                               0.000000
        4. Amount of Payment in respect of Class B Additional Interest                                                    0.000000
        5. Amount of Payment in respect of Class B Principal                                                              0.000000

     Monthly Servicer's Certificate
     Page 4 (all amounts in dollars except percentages)

     (g)Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
        1. Amount of reductions in Class B Investor Interest                                                                    0.00
        2. Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount                   0.00
        3. Total amount reimbursed in respect of reductions of Class B Investor Interest                                        0.00
        4. Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
           certificate principal amount                                                                                         0.00
        5. The amount, if any, by which the outstanding Principal Balance of the Class B
           Certificates exceeds the Class B Investor Interest after giving effect to all
           transactions on such Distribution Date                                                                               0.00

     (h)Information regarding the Distribution in respect of the Collateral Interest
        (per $1,000 original certificate principal amount)
        1. Total distribution                                                                                              94.298660
        2. Amount of distribution in respect of Collateral Monthly Interest                                                 2.176160
        3. Amount of distribution in respect of Collateral Overdue Interest                                                 0.000000
        4. Amount of distribution in respect of Collateral Monthly Principal                                               92.122500


     (i)Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
        1. Amount of reductions in Collateral Interest                                                                          0.00
        2. Total amount reimbursed in respect of reductions of Collateral Interest                                              0.00

     (j)Application of Reallocated Investor Finance Charge Collections
        1. Class A Available Funds                                                                                      3,737,948.60

            a.  Class A Monthly Interest                                                                                1,329,937.50
            b.  Class A Overdue Monthly Interest                                                                                0.00
            c.  Class A Additional Interest                                                                                     0.00
            d.  Class A Servicing Fee                                                                                     291,937.50
            e.  Class A Investor Default Amount                                                                           849,857.48
            f.    Excess Spread                                                                                         1,266,216.12

        2. Class B Available Funds                                                                                        300,090.05

            a.  Class B Monthly Interest                                                                                  111,125.00
            b.  Class B Overdue Monthly Interest                                                                                0.00
            c.  Class B Additional Interest                                                                                     0.00
            d.  Class B Servicing Fee                                                                                      26,250.00
            e.  Excess Spread                                                                                             162,715.05

        3. Collateral Holder Available Funds                                                                              278,654.07

            a.  Excess Spread                                                                                             278,654.07

        4. Total Excess Spread                                                                                          1,707,585.24

     Monthly Servicer's Certificate
     Page 5 (all amounts in dollars except percentages)

     (k)Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
        1.  Beginning Excess Spread                                                                                    1,707,585.24
        2.  Excess Finance Charge Collections                                                                                  0.00
        3.  Applied to fund Class A Required Amount                                                                            0.00
        4.  Unreimbursed Class A Investor Charge-Offs                                                                          0.00
        5.  Applied to fund Class B Required Amount                                                                       68,774.69
        6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                 0.00
        7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                 42,435.12
        8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee                22,266.56
        9.  Collateral Investor Default Amount treated as Available Principal Collections                                 63,861.99
        10. Reductions of Collateral Interest treated as Available Principal Collections                                       0.00
        11. Deposit to Reserve Account (if required)                                                                           0.00
        12. Applied to other amounts owed to Collateral Interest Holder                                                        0.00
        13. Balance to constitute Excess Finance Charge Collections for other series                                   1,510,246.88

     13.Trust Performance
     (a)Delinquencies

        1. 30-59 days                                                                                                 11,181,156.25
        2. 60-89 days                                                                                                  6,412,824.11
        3. 90 days and over                                                                                           10,464,077.40
        4. Total 30+ days delinquent                                                                                  28,058,057.76

     (b)Base Rate

        a. Current Monthly Period                                                                                           7.93399%
        b. Prior Monthly Period                                                                                             7.97415%
        c. Second Prior Monthly Period                                                                                      8.01223%
     (c)Three Month Average Base Rate                                                                                       7.97345%

     (d)Portfolio Yield (gross portfolio yield less net defaults)
        a. Current Monthly Period                                                                                          13.33679%
        b. Prior Monthly Period                                                                                            13.63343%
        c. Second Prior Monthly Period                                                                                     12.84116%
     (e)Three Month Average Portfolio Yield                                                                                13.27046%

     (f)Excess Spread Percentage

        a. Current Monthly Period                                                                                           6.04099%
        b. Prior Monthly Period                                                                                             6.15929%
        c. Second Prior Monthly Period                                                                                      5.32894%
     (g)Three Month Average Excess Spread Percentage                                                                        5.84307%

     (h)Monthly Payment Rate (total collections/beginning aggregate principal receivables)                                 12.80071%

     (i)Portfolio Adjusted Yield                                                                                            5.40280%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of December.








                               First USA Bank, National Association, as Servicer

                               By: /s/ Tracie Klein
                                   --------------------------------------

                               Name: Tracie Klein
                               Title: First Vice President